Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FRANKLIN STREET PROPERTIES CORP.

ARTICLE I

OFFICES

Section 1.         PRINCIPAL OFFICE.

The principal office of Franklin Street Properties Corp. (the “Corporation”) shall be located at such place as the Board of Directors may from time to time designate.

Section 2.         ADDITIONAL OFFICES.

The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.         PLACE.

All meetings of stockholders shall be held in the City of Boston, Commonwealth of Massachusetts or at such other place as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.         ANNUAL MEETING.

An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date (which date shall not be a legal holiday in the place where the meeting is to be held) and at the time set by the Board of Directors.

Section 3.         SPECIAL MEETING.

(a)        General

The President, Chief Executive Officer or a majority of the Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting and be made in accordance with the procedures and requirements of Section 3(b) of this Article II.

(b)        Stockholder Requested Special Meetings

(1)        Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) at the principal executive office of the Corporation by registered mail, return receipt requested, request that the Board of Directors fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to (i) each such stockholder and (ii) each matter proposed to be acted on at the meeting, in each case that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Section 14(a) (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice was received by the Secretary.

(2)        A stockholder request to hold a special meeting to act on any matter that may properly be considered at a meeting of stockholders shall be signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Request”) and shall be delivered to the Secretary. In addition, to be in proper form, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (iv) be delivered to the Secretary at the principal executive office of the Corporation by registered mail, return receipt requested, and (v) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive office of the Corporation.

(3)        The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including the Corporation’s proxy materials and other proxy materials that may be required in connection therewith). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and delivery of such notice of the meeting. Upon such stockholders’ payment to the Corporation of such costs, the Secretary shall, within thirty days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each stockholder entitled to notice of the meeting in accordance with Section 4 of this Article II.

(4)        If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been delivered, refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the intention of the Corporation to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(5)        The President, Chief Executive Officer, or a majority of the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) ten Business Days (as defined below) after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (5) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such ten Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(6)        For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(c)        Place and Time of Special Meeting

Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chief Executive Officer, or a majority of the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided, further that if the Board of Directors fails to designate, within fifteen days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day, on the first preceding Business Day; and provided, further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the President, Chief Executive Officer, or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of Section 3(b). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Meeting.

Section 4.         NOTICE.

Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give notice in writing or by electronic transmission to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote but who is entitled to notice of the meeting stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, by electronic transmission, mail, by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. If sent by electronic transmission, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. For purposes of this Section 4, any reference to “electronic transmission” shall have the meaning ascribed thereto in Section 1-101 of the Maryland General Corporation Law (as the same may be amended from time to time) or any successor statute.

Section 5.         SCOPE OF NOTICE.

Subject to Section 12(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in Section 4.

Section 6.         QUORUM.

Except as otherwise provided by any statute or the charter of the Corporation (the “Charter”), at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute, the Charter or these Bylaws for the vote necessary for the approval of any matter.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than required to establish a quorum.

Section 7.         ADJOURNMENTS.

Any meeting of stockholders may be adjourned to any other time and any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment to a date not more than 120 days after the original record date without notice other than announcement at the meeting, unless after the adjournment a new record date is fixed for the adjourned meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.         VOTING.

A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) the Secretary of the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in Article II, Section 12 of these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Corporation with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, the Charter or these Bylaws. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 9.         PROXIES.

(a)        Each stockholder of record entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another Person or Persons (as defined in Section 9(e) below) to vote or act for him by a proxy as provided in this Section 9. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its authorization, unless otherwise provided in the proxy.

(b)        A stockholder may sign a writing authorizing another Person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature.

(c)        A stockholder may authorize another Person to act as a proxy by transmitting, or authorizing the transmission of, an authorization for the Person to act as a proxy to the Person authorized to act as proxy or any other Person authorized to receive the proxy authorization on behalf of the Person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means.

(d)        A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorized under Sections 9(b) and (c) may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used.

(e)        For purposes of this Section 9, any reference to “Person” shall have the meaning ascribed thereto in Section 1-101 of the Maryland General Corporation Law (as the same may be amended from time to time) or any successor statute.

Section 10.      CONDUCT OF MEETINGS.

The Chairman of the Board or, in the absence of the Chairman, the President or a Vice President, or, in the absence of the Chairman and the President and Vice Presidents, a presiding officer elected at the meeting, shall preside over the meetings of the stockholders (the “Presiding Officer”). The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the Presiding Officer of the meeting shall act as secretary of such meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the Presiding Officer, who shall act as chairman of the meeting. The Presiding Officer may prescribe such rules, regulations and procedures and take such action as, in the discretion of such officer and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) determining when and for how long the polls should be opened and when the polls should be closed; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11.      TABULATION OF VOTES.

At any annual or special meeting of stockholders, the Presiding Officer shall be authorized to appoint one or more persons as inspectors for such meeting. An inspector may, but need not, be an officer, employee or agent of the Corporation. The inspectors shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the inspectors shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The inspectors shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under both the Charter and these Bylaws and applicable law. The Presiding Officer may review all determinations made by the inspectors hereunder, and in doing so the Presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors.

Section 12.      NOMINATIONS AND STOCKHOLDER BUSINESS.

(a)        Annual Meetings of Stockholders.

(1)        Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or solicitation is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice as provided for in this Section 12(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations and propose business to be considered by the stockholders at an annual meeting.

(2)        For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 12 and the nomination must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required by this Section 12 and shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting.

Such stockholder’s notice to the Secretary shall set forth:

(A)       as to each proposed nominee:

(i)         such person’s name, age, business address and, if known, residence address;

(ii)        such person’s principal occupation or employment;

(iii)       the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person;

(iv)       a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant; and

(v)        any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B)       as to the stockholder giving the notice and as to any Stockholder Associated Person (as defined below):

(i)         the name and address of such stockholder, as they appear on the Corporation’s books, and of any such Stockholder Associated Person;

(ii)        the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and any such Stockholder Associated Person;

(iii)       a description of any agreement, arrangement or understanding between or among such stockholder and/or any such Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s) and the names and address of each other stockholder or beneficial owner of securities of the Corporation or Synthetic Equity Interests (as defined below) believed or known by such stockholder and/or any such Stockholder Associated Person to support such proposal, and, to the knowledge of such stockholder, the Disclosable Interests (as defined below) with respect to such other stockholders or beneficial owners;

(iv)       a description of (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder or Stockholder Associated Person, the purpose or effect of which is to give such person economic risk similar to ownership of shares of any class or series of stock of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of stock of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such stockholder or Stockholder Associated Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such person has or shares a right to vote any shares of any class or series of stock of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of stock of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such person is entitled to based on any increase or decrease in the price or value of shares of any class or series of stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such person with respect to the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(v)        a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

(vi)       a representation whether such stockholder and/or such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such Stockholder Associated Person to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials).

Not later than five Business Days after the record date for the meeting and not later than eight Business Days prior to the meeting or any postponement or adjournment thereof, the information required by Items (A)(i)-(v) and (B)(i)-(vi) of the prior paragraph of this Section 12(a)(2) shall be supplemented by the stockholder giving the notice to provide updated information as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any postponement or adjournment thereof, respectively. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, including (delivered in accordance with the time periods prescribed for delivery of notice under Section 12(a) to the Secretary of the Corporation at the principal executive offices of the Corporation) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

A stockholder shall not have complied with this Section 12(a)(2) if the stockholder (or Stockholder Associated Person) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 12(a)(2), or, unless otherwise required by law, does not provide the updated information required pursuant Section 12(c), notwithstanding that proxies may have been received by the Corporation.

For the purposes of these Bylaws, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with the stockholder, (ii) any beneficial owner of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or Stockholder Associated Person.

(3)        Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the

Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(4)        For other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 12 and the proposal must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting.

Such stockholder’s notice to the Secretary shall set forth:

(A)       as to each matter the stockholder proposes to bring before the annual meeting:

(i)         a reasonably brief description of the business desired to be brought before the annual meeting;

(ii)        the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Charter, the exact text of the proposed amendment); and

(iii)       the reasons for conducting such business at the annual meeting; and

(B)       as to the stockholder giving the notice and any Stockholder Associated Person:

(i)         the name and address of such stockholder, as they appear on the Corporation’s books, and of any such Stockholder Associated Person;

(ii)        the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and any such Stockholder Associated Person;

(iii)       a description of any material interest of such stockholder or any such Stockholder Associated Person and the respective affiliates and associates of, or others acting in concert with, such stockholder or such Stockholder Associated Person in such business;

(iv)       a description of any agreement, arrangement or understanding between or among such stockholder and/or any such Stockholder Associated Person and any other person or persons (including their names) pursuant to which the proposal(s) are being made or who may participate in the solicitation of proxies in favor of such proposals and the names and address of each other stockholder or beneficial owner of securities of the

Corporation or Synthetic Equity Interests believed or known by such stockholder and/or any such Stockholder Associated Person to support such proposal, and, to the knowledge of such stockholder, the Disclosable Interests with respect to such other stockholders or beneficial owners;

(v)        a description of the Disclosable Interests with respect to such persons; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(vi)       a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(vii)      a representation whether such stockholder and/or such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 12; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 12. A stockholder shall not have complied with this Section 12(a)(4) if the stockholder (or Stockholder Associated Person, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 12(a)(4), or, unless otherwise required by law, does not provide the updated information required pursuant to Section 12(c), notwithstanding that proxies may have been received by the Corporation. If information submitted pursuant to this Section 12(a) by any stockholder or Stockholder Associated Person proposing business at an annual meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12.

(b)        Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purposes of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if a stockholder’s notice including the disclosure required by paragraph (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)        General.

(1)        Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The Presiding Officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(2)        Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12. A stockholder providing notice of a nominee for election as a director or any proposal for other business at a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any postponement or adjournment thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive office of the Corporation not later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight Business Days prior to the date for the meeting or, if practicable, any postponement or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed or adjourned) (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof).

(3)        For purposes of this Section 12, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(4)        Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and, if the Corporation has a class of securities registered under the Exchange Act, of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. If the Corporation has a class of securities registered under the Exchange Act, nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor any rights of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(5)        Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the Presiding Officer, if the stockholder giving notice as provided for in this Section 12 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 13.      INFORMAL ACTION BY STOCKHOLDERS.

Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and each stockholder who would be entitled to notice of a meeting of stockholders called to vote on such action (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders. Such consents and waivers may be signed by different stockholders in counterparts.

Section 14.      VOTING BY BALLOT.

Voting on any question or in any election may be viva voce unless the Presiding Officer shall order or any stockholder shall demand that voting be by ballot.

Section 15.      CONTROL SHARE ACQUISITION ACT.

Notwithstanding any provision of the Charter or these Bylaws to the contrary, Subtitle 7 of Title 3 of the Maryland General Corporation Law (as the same may be amended from time to time), and any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1.         GENERAL POWERS; QUALIFICATIONS.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors need not be stockholders of the Corporation.

Section 2.         NUMBER, TENURE AND RESIGNATIONS.

At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office for the term for which he is elected and until his successor is duly elected and qualified, or until his earlier resignation, removal (in accordance with the Charter and these Bylaws) or death. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.         ANNUAL AND REGULAR MEETINGS.

An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution; provided that any director who is absent when such resolution is adopted shall be given notice of the resolution.

Section 4.         SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (or any co-Chairman of the Board if more than one), President or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

Section 5.         NOTICE.

Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, facsimile or electronic mail, or delivering written notice by hand, to the address or electronic mail address, as applicable, provided by the director as his address for the time when the notice is given, or if no such address has been provided, to his last known business or home address or electronic mail address, as applicable, at least 48 hours in advance of the meeting, or (iii) by mailing written notice to the address provided by the director for the time when the notice is given, or if no such address has been provided, to his last known business or home address, at least 72 hours in advance of the meeting. Notices given pursuant to clause (i) above need not be in writing. Unless specifically required by statute, a notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting or the business to be transacted at such meeting.

Section 6.         QUORUM.

A majority of the total number of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case (i) shall less than one-third (1/3) of the number so fixed constitute a quorum and (ii) if there are two or three directors, shall fewer than two directors constitute a quorum.

Section 7.         VOTING.

The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater or lesser proportion is required for such action by the Charter, these Bylaws or applicable statute.

Section 8.         TELEPHONE MEETINGS.

Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.         ACTION BY DIRECTORS WITHOUT A MEETING.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors. Consents may be signed by different directors on separate counterparts.

Section 10.      VACANCIES.

If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than the minimum number required by the Maryland General Corporation Law). Any vacancy on the Board of Directors for any cause, other than an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by the affirmative vote of a majority of the entire Board of Directors. In addition, by the vote required to elect a director, the stockholders may fill any vacancy on the Board of Directors resulting from the removal of a director. Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Section 11.      COMPENSATION.

Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

Section 12.      REMOVAL OF DIRECTORS.

Directors may be removed from office only in the manner provided in the Charter.

Section 13.      RELIANCE.

Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14.      RATIFICATION.

The Board of Directors or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE IV

COMMITTEES

Section 1.         NUMBER, TENURE AND QUALIFICATIONS.

The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2.         POWERS.

The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion.

Section 3.         MEETINGS.

Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4.         TELEPHONE MEETINGS.

Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.         ACTION BY COMMITTEES WITHOUT A MEETING.

Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if a consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and such consent is filed in paper or electronic form with the minutes of proceedings of such committee. Consents may be signed by different directors on separate counterparts.

ARTICLE V

OFFICERS

Section 1.         GENERAL PROVISIONS.

The officers of the Corporation shall include a Chairman of the Board (or one or more Chairmen of the Board), a Chief Executive Officer, a President, a Secretary and a Treasurer and may include one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the Chief Executive Officer or, if there is no Chief Executive Officer, the President may appoint one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person except that the office of President and Vice President may not be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. No officer need be a stockholder.

Section 2.         REMOVAL AND RESIGNATION.

Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board (or any co-Chairman of the Board if more than one), the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

Section 3.         VACANCIES.

A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.         CHAIRMAN OF THE BOARD.

The Board of Directors shall designate a Chairman of the Board (or one or more co-Chairmen of the Board). The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. If there be more than one, the co-Chairmen designated by the Board of Directors will perform such duties. The Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

Section 5.         CHIEF EXECUTIVE OFFICER.

The Board of Directors shall designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the co-Chairmen of the Board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

Section 6.         CHIEF OPERATING OFFICER.

The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7.         CHIEF FINANCIAL OFFICER.

The Board of Directors may designate a Chief Financial Officer. The Chief Financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 8.         PRESIDENT.

The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9.         VICE PRESIDENT.

In the absence of the President or in the event of a vacancy in such office, any Executive Vice President or Senior Vice President, or in the absence of any Executive Vice President or Senior Vice President, any Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 10.      SECRETARY.

The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as are incident to the office of Secretary and as from time to time may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors.

Section 11.      TREASURER.

The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. In the absence of a designation of Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation.

Section 12.      ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

Section 13.      SUBORDINATE OFFICERS.

The Corporation shall have such subordinate officers as the Board of Directors may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chief Executive Officer, the President or any designated committee or officer may prescribe.

ARTICLE VI

CONTRACTS, CHECKS AND BOOKS AND RECORDS

Section 1.         CONTRACTS.

The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors. A person who holds more than one office of the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 2.         CHECKS AND DRAFTS.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 3.         BOOKS AND RECORDS.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of each committee exercising any of the power or authority of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

ARTICLE VII

STOCK

Section 1.         CERTIFICATES.

The Corporation may issue some or all of the shares of any or all of the Corporation’s classes or series of stock without certificates if authorized by the Board of Directors. In the event that the Corporation issues shares of stock represented by certificates, each certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or by such other officers of the Corporation as may be permitted by the Maryland General Corporation Law (as the same may be amended from time to time), and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered, and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue shares of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of shares and, if the

Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. If any class of shares is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge. Without limiting the generality of the foregoing, each certificate representing shares of the Corporation shall bear substantially the legend set forth in Article VI, Section 2(d)(iii) of the Charter.

In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to the record holders of such shares, to the extent then required by the Maryland General Corporation Law, a written statement of the information required to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.         TRANSFERS.

Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Subject to applicable law, shares of stock of the Corporation represented by certificates shall be transferred only upon surrender to the Corporation or its transfer agent of a certificate representing shares of the Corporation properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Upon such transfer, the Corporation shall cancel the old certificate and record the transaction upon its books and may issue a new certificate to the person entitled thereto, subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.        LOST CERTIFICATE.

The Board of Directors (or any officer designated by it) may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such conditions as it deems appropriate, including the presentation of reasonable evidence of such loss, theft or destruction and/or the posting of a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4.         FIXING OF RECORD DATE.

The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken.

If no record date is fixed, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than 60 days following the date on which the resolution is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any postponement or adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the postponed or adjourned meeting and shall fix a new record date if the date to which the meeting is postponed or adjourned is more than 120 days after the original record date.

Section 5.         STOCK LEDGER.

The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

Section 6.         FRACTIONAL STOCK; ISSUANCE OF UNITS.

The Board of Directors may authorize the issuance of fractional shares of stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DIVIDENDS

Section 1.         DECLARATION.

Dividends upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.         CONTINGENCIES.

Before payment of any dividends or other distributions, there may be set aside out of any funds of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its sole discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INVESTMENT POLICIES

The Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

GENERAL PROVISIONS

Section 1.         SEAL.

The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its organization. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.         AFFIXING SEAL.

Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 3.         VOTING OF SECURITIES.

Except as the directors may otherwise designate, the Chief Executive Officer, President or any Vice President may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by the Corporation.

Section 4.         EVIDENCE OF AUTHORITY.

A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

ARTICLE XII

INDEMNIFICATION

Section 1.         INDEMNIFICATION OF AGENTS.

The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, or witness in, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

Section 2.         The Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses as set forth in the preceding paragraph (a) of this Article XII to a person who served a predecessor of the Corporation in any of the capacities described in the preceding paragraph (a) of Article XII and to agents and employees of the Corporation and any predecessor to the Corporation.

Section 3.         Any repeal or modification of this Article XII shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need to be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as such term is defined in the Maryland General Corporation Law, or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or (ii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Maryland General Corporation Law, the Charter or these Bylaws, or (c) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.  None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE XV

AMENDMENT OF BYLAWS

The Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.  In addition, pursuant to a binding proposal that is properly submitted by stockholders for approval at a duly called annual meeting or special meeting of stockholders, the stockholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of these Bylaws and to adopt new Bylaw provisions, in any such case to the extent permitted by and consistent with the Charter, these Bylaws (including, without limitation, Section 3(b) and Section 12 of Article II of these Bylaws) and applicable law.

Effective July 30, 2020